UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

  X .  Filed by the Registrant             . Filed by a Party other than the Registrant

Check the appropriate box:

X .	Preliminary Information Statement

.	Definitive Information Statement Only

.	Confidential, for Use of the Commission (as permitted by Rule 14c)

APT SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

Name of Person(s) Filing Information Statement, if other than Registrant:

Payment of Filing Fee (Check the appropriate box):

X .	No fee required.

.	Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

.	Fee paid previously with preliminary materials.

.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party: ____________________________

(4)	Date Filed: ____________________________

APT SYSTEMS, INC.

505 Montgomery Street, 11th Floor

San Francisco, CA 94111

(415) 200-1105

Copies of correspondence to:

Frederick C. Bauman, Esq.

Bauman & Associates Law Firm

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131

(702) 318-7218

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing: February ___, 2017

TO THE STOCKHOLDERS OF APT SYSTEMS, INC.:

The attached Information Statement is furnished by the Board of Directors (the "Board") of APT Systems, Inc. (the "Company," "we" or "us"). The Company, a Delaware corporation, is a public company registered with the Securities and Exchange Commission.

On February 1, 2017, a stockholder holding 117,162,000 shares, or approximately 51.2%, of our issued and outstanding $0.0001 par value common stock ("Common Stock") consented in writing to amend the Company's Certificate of Incorporation (the "Certificate of Amendment"). This consent was sufficient to approve the Certificate of Amendment under Delaware law and our Certificate of Incorporation. The attached Information Statement describes the Certificate of Amendment that the common stockholders of the Company have approved, which will increase the Company’s authorized shares of common stock to 750,000,000 shares from 300,000,000 shares and increase the Company’s authorized shares of preferred stock to 100,000,000 shares from 10,000,000 shares. The Certificate of Amendment will become effective upon filing with the Delaware Secretary of State, which can occur no earlier than twenty (20) calendar days after the filing and dissemination of the Definitive Information Statement.

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters' or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety.  It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Glenda Dowie
Glenda Dowie, President and CEO, Director

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

APT SYSTEMS, INC.

505 Montgomery Street, 11th Floor

San Francisco, CA 94111

(415) 200-1105

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of APT Systems, Inc., a Delaware corporation (the "Company," "we" or "us"), to advise them of the corporate actions that have been authorized by written consent of one of the Company's stockholders, who owns approximately 51.2 % of the Company's common stock as of the record date of February 1, 2017 (the "Record Date"). These actions are being taken without notice, meetings or votes in accordance with the Delaware General Corporation Law (DGCL), the Company’s Certificate of Incorporation and its Bylaws. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on ________________, 2017.

On February 1, 2017, the Board of Directors approved, and recommended to the stockholders for approval, an amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment") that will increase the Company’s authorized shares of common stock to 750,000,000 shares from 300,000,000 shares and increase the Company’s authorized shares of preferred stock to 100,000,000 shares from10,000,000 shares. The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A.

On February 1, 2017, a stockholder holding 117,162,000 shares, or approximately 51.2%, of our issued and outstanding Common Stock (and thus a majority of our voting power) consented in writing to the Certificate of Amendment. This consent was sufficient to approve the Certificate of Amendment under Delaware law.

NO VOTE REQUIRED

We are not soliciting consents to approve the Certificate of Amendment. Delaware law and our Certificate of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Delaware corporate law, stockholders have no appraisal or dissenters' rights in connection with the Certificate of Amendment.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our President and CEO at (415) 200-1105, and requests in writing should be sent to APT Systems, Inc., Attention President, 505 Montgomery Street, 11th Floor, San Francisco, CA 94111.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND CREATING “BLANK CHECK” PREFERRED STOCK.

General

Our Certificate of Incorporation currently authorizes 300,000,000 shares of common stock and 10,000,000 shares of preferred stock.

On February 1, 2017 the Board of Directors, and on February 1, 2017 the consenting stockholder(s), approved the filing of an amendment to our Certificate of Incorporation to increase the authorized shares of common stock to 750,000,000 shares from 300,000,000 shares and to increase the Company’s authorized shares of preferred stock to 100,000,000 shares from 10,000,000 shares (the “Amendment”).  The Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

Reasons for the Increase in Authorized Shares of Common Stock

Our Certificate of Incorporation presently authorize 300,000,000 shares of common stock.  As of January 31, 2017, there were 229,252,036 shares of common stock outstanding.  In order to provide funding for the Company’s operations and exploration program, it will be necessary to issue additional shares of common stock, or promissory notes that are convertible into common stock. Most lenders that fund convertible notes require that the borrower direct its stock transfer agent to establish a reserve of authorized shares to be available for conversion of the lender’s convertible notes.  If the market price of the borrower’s convertible stock declines, the reserve may be required to be increased.  In the event that there are insufficient authorized shares to honor a conversion notice, there may be contractual penalties payable by the borrower.  The increase in the Company’s authorized shares to 750,000,000 shares from 300,000,000 shares is intended to provide adequate authorized shares to cover the Company’s funding needs for at least the next 12 months.

Principal Effects of the Increase in Authorized Shares of Common Stock

While the authorization of additional shares of common stock is intended to increase our financial flexibility, it could also lead to dilution of the existing stockholders in the event that additional shares are sold for less than the current market price (or in the case of convertible debt, if the conversion price is less than our present market price).  This is likely in the case of convertible debt, as convertible lenders typically require that they be permitted to convert at a discount from the market price at the time of conversion.

Reasons for the Increase in Authorized Shares of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Amendment will increase our authorized shares of “blank check” Preferred Stock to 100,000,000 shares from 10,000,000 shares of “blank check” Preferred Stock.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such “blank check” Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

Principal Effects of the Creation of More Authorized Shares of “Blank Check” Preferred Stock

Subject to the provisions of the Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our  stockholders.  Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.  The Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional authorized shares of Preferred Stock.

Anti-Takeover Effects

The Amendment will provide us with additional shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The creation of the additional shares of Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company. The purpose of the creation of the additional shares of Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of additional authorized shares of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the additional shares of “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company.  We anticipate the effective date to be on or about February ___, 2017.

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 31, 2017, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of January 31, 2017. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 229,252,036 shares of common stock outstanding as January 31, 2017 plus, for each individual, any securities that individual has the right to acquire within 60 days of January 31, 2017.

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership (1)(2)	Class

Glenda Dowie (3)	117,162,000	51.2%
505 Montgomery Street,
11th Floor
San Francisco, CA 94111

Joseph Gagnon (3)	2,200,000	0.9%
505 Montgomery Street,
11th Floor
San Francisco, CA 94111

Carl Hussey (3)	2,200,000	0.9%
505 Montgomery Street,
11th Floor
San Francisco, CA 94111

All Officers and Directors as a Group	121,562,000	52.9%

(1) All ownership is beneficial and of record, unless indicated otherwise.

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown.

(3) An officer and director of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 31, 2016, regarding shares of common stock that may be issued under the Company’s 2012 Equity Incentive Award Plan (the “Equity Plan”). The Equity Plan was approved by the Company’s shareholders and is the Company’s sole equity compensation plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	-	-	5,500,000
Equity compensation plans not approved by security holders (2)
Total	-	-	5,500,000

(b) Changes in Control

We know of no arrangements which may at a subsequent date result in a change in control of the Company.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain "forward-looking statements." All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as "expects," "anticipates," "plans," "believes," "projects," and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

* Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and

* Quarterly Reports on Form 10-Q for the periods ended April 30, 2016, July 31, 2016 and October 31, 2016.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC's EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors
/s/ Glenda Dowie
Glenda Dowie, President and CEO, Director
San Francisco, California
February ____, 2017

Certificate of Amendment

To the

Certificate of Incorporation

Pursuant to the provisions of the Delaware General Corporation Law (DGCL), the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

1.

Name of corporation: APT SYSTEMS, INC.

2.

The Certificate of Incorporation has been amended as follows:

Article Fourth (Authorized Stock) is deleted in its entirety and replaced with the following:

“FOURTH:  The Capital Stock shall consist of 750,000,000 shares of common stock, $0.0001 par value, all of which stock shall be entitled to voting power, and 100,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the State of Delaware, as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.”

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Certificate of incorporation have voted in favor of the amendment is 52.6%.

4.

Effective date and time of filing: (optional) Date: _______________ Time: _________________

5.

Signature: (required)

          /S/ Glenda Dowie

Signature of Officer: Glenda Dowie, President and CEO, Director